UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2005
WFS Financial Inc
(Exact Name of Registrant as Specified in Charter)

California	33-93068	33-0291646

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 727-1002
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 29, 2005, the Company’s board of directors adopted a new employee severance policy to replace the Company’s existing severance policy. Under the new policy, upon termination of employment under certain circumstances, eligible employees are entitled to receive severance based upon their position with the Company and, in addition, for those employees below the position of executive vice president, the number of years they have been employed by the Company. Under the new policy, severance benefits will range from one (1) week of base salary per year of employment with the Company (up to a maximum of twelve (12) months base salary) for an employee in a position below senior vice president, to up to two (2) years base salary for an employee in a position of senior vice president or more senior.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC,
August 3, 2005	By:	/s/ Robert J. Costantino
Robert J. Costantino
Senior Executive Vice President, Chief Financial Officer and Chief Operations Officer